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                                                                   EXHIBIT 10.49


                                    AGREEMENT

         This agreement ("Agreement") is made by and between Jazz Casino Company, L.L.C., a limited liability company organized and existing under the laws of the State of Louisiana ("JCC") and Thomas M. Morgan (the "Leased Executive"), to be effective as of January 1, 1999 (the "Effective Date").

         Section 1. Performance Standard. During the term of this Agreement, including any extension thereof, the Leased Executive agrees that he shall devote his full time and attention to the execution of those duties and responsibilities as may be agreed upon by the Leased Executive, JCC and/or Harrah's Operating Company, Inc. ("HOC") from time to time (referred to herein as the "Performance Standards").

         Section 2. Reimbursement of Expenses. The Leased Executive will not be relocating his principal residence to New Orleans; accordingly, JCC shall pay and/or reimburse to or for the benefit of the Leased Executive the following expenses: (i) reasonable expenses associated with his work in New Orleans including, but not limited to, meals and travel expenses between his Memphis home and New Orleans and reasonable local transportation in New Orleans (it is understood that the reimbursement for travel expense includes commuting by the Leased Executive between Memphis and New Orleans each weekend, during Holidays and for other reasonable needs); (ii) the Leased Executive will lease an apartment in New Orleans and JCC, subject to review and approval of the terms of the lease, will reimburse the Leased Executive for his expenses pursuant to the lease and certain additional related expenses such as utilities, cable charges and telephone charges (and any rent or other payments required by any unexpired term of the lease if this Agreement is terminated and the Leased Executive does not continue to work or live in the New Orleans area) or JCC will pay such expenses directly to the lessor; and (iii) if the Leased Executive incurs any tax liabilities as a consequence of the amounts paid or reimbursed in accordance with this Section 2, JCC shall reimburse the Leased Executive for the amount of such additional tax.

         Section 3. Remuneration. The parties acknowledge that HOC is and shall remain the direct employer of the Leased Executive during the term of that certain Executive Leasing Agreement between JCC and HOC, a copy of which is attached hereto as Exhibit 1. During such term, the Leased Executive shall receive his salary and benefits from HOC.

         In addition, JCC shall make the following payments directly to the Leased Executive on the dates, in the amounts, and subject to the terms and conditions specified below.

                  i. As of January 3, 2000, a bonus equal to 45% of the annualized base salary paid to the Leased Executive by HOC, determined as of the date hereof. Any amount payable hereunder shall be conditioned upon the material and substantial performance by the Leased Executive of the Performance Standards, such performance to be determined in the sole discretion of the President of JCC. The Leased Executive acknowledges that upon execution of this Agreement, HOC shall have no obligation to provide to the Leased Executive any bonus with respect to service performed for the benefit of HOC in 1999.


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                  ii.      As of January 3, 2000, a single-sum payment in the
                           amount of $50,000, constituting payment for the Leased Executive's hardship, dislocation and loss of long-term compensation opportunities; provided, however, that the payment of such amount shall be conditioned upon the material and substantial performance by the Leased Executive of the Performance Standards, such performance to be determined in the sole discretion of the President of JCC.

                  iii. On or before January 3, 2000, in the form of a single-sum payment, the value of the Leased Executive's outstanding options and restricted stock scheduled to vest and become exercisable and/or transferrable as of January 1, 2001, such options and restricted stock granted to such executive under the Harrah's Entertainment, Inc. 1990 Stock Option Plan, as amended, and the Harrah's Entertainment 1990 Restricted Stock Plan, as amended; provided that no amount shall be paid to the Leased Executive hereunder if and to the extent (a) the vesting of such options and restricted stock is otherwise accelerated by HOC or, the President of JCC, in his sole discretion, determines that the vesting of such options and restricted stock should have been accelerated by HOC in accordance with the provisions of that certain Work Assignment Agreement between the Leased Executive and HOC dated as of November 15, 1999, or (b) the President of JCC determines, in his sole discretion, that the Leased Executive has failed to satisfy the Performance Standards described in
                           Section 1 hereof. For purposes of this Section 3iii, the value of any option shall be the excess of the closing share price of Harrah's Entertainment, Inc. common stock on December 31, 1999, over the option price of such stock. The value of restricted stock shall be the closing share price of Harrah's Entertainment, Inc. common stock as of December 31, 1999. The Leased Executive acknowledges that upon receipt of the payment described herein, such options and restricted stock shall be canceled and be deemed forfeited, without necessity of further action.

         Section 4. Indemnification. The parties acknowledge that during the term of this Agreement and any period that Thomas M. Morgan serves as an officer of JCC pursuant to the provisions of Section 6 hereof said Thomas M. Morgan has been, is and for such period will be serving as an officer of JCC at the specific request of JCC Holding Company and is entitled to the benefit of the indemnification provided by Article VI of the Restated Certificate of Incorporation of JCC Holding Company, a copy of which is attached hereto as Attachment "A" and incorporated herein by reference.

         Section 5. Termination; Amendment. This Agreement shall terminate as of the termination of the Executive Leasing Agreement by and between HOC and JCC, except that the obligations described in Sections 3 and 6 hereof shall survive such termination. This Agreement may be amended by written act executed by the parties hereto.

         Section 6. Employment By JCC.

         6.1 Effective as of January 3, 2000, JCC shall employ the Leased Executive, on the terms and conditions stated in this Section 6, as a common law employee of JCC, (i) for the three-month period ending March 31, 2000, or (ii) for such longer period as the parties might agree to in writing as an amendment to this Agreement pursuant to Section 5 hereof; provided, however, that JCC may terminate the employment of the Leased Executive during such three month term, or any extension so agreed to by amendment, if JCC determines in good faith that the Leased Executive has materially and substantially failed to comply with any Performance Standards established in accordance with Section 1 hereof.


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         6.2 Subject to approval of this Section 6.2 by the JCC Compensation
Committee, during the period of employment specified in Section 6.1 hereof, or such shorter period as will result if the Leased Executive terminates this Agreement sooner, JCC shall pay to the Leased Executive, in accordance with JCC's standard payroll practices and policies, a prorated base salary calculated on the basis of the annualized base salary, exclusive of any bonus or benefits, being paid to the Leased Executive by his current employer, HOC, as of the date hereof.

         6.3 Subject to approval of this Section 6.3 by the JCC Compensation Committee, and in addition to any other payments required by this Agreement, including any payments required under Sections 6.2 or 6.4, at the termination of the period of employment specified in Section 6.1, or such shorter period as will result if the Leased Executive terminates this Agreement sooner, JCC shall pay to the Leased Executive a hardship payment calculated on the basis of an annualize amount of $50,000, prorated for the actual number of days of his employment pursuant to the provisions of Section 6.1 hereof; provided that such payment shall be conditioned upon material and substantial compliance by the Leased Executive with any Performance Standards established in accordance with
Section 1 hereof during the entire term of his employment as specified in
Section 6.1, including extensions, such performance to be determined in the sole discretion of JCC; and

         6.4 Subject to approval of this Section 6.4 by the JCC Compensation Committee, and in addition to any other payments required by this Agreement, including any payments required under Sections 6.2 or 6.3, at the termination of the period of employment specified in Section 6.1 hereof, or such shorter period as will result if the Leased Executive terminates this Agreement sooner, JCC shall pay to the Leased Executive a bonus calculated on the basis of 45% of his annualized base salary as provided for in Section 6.2 hereof, prorated for the actual number of days of his employment pursuant to the provisions of Section
6.1 hereof; provided that such payment shall be conditioned upon material and substantial compliance by the Leased Executive with any Performance Standards established in accordance with Section 1 hereof during the entire term of his employment as specified in Section 6.1, including extensions, such performance to be determined in the sole discretion of JCC; and

         6.5 Subject to approval of this Section 6.5 by the JCC Compensation Committee, and in addition to the foregoing, JCC shall provide, effective as of January 3, 2000 and until his employment terminates pursuant to Section 6.1 hereof or otherwise, coverage under the group medical plan maintained by JCC for the benefit of its similarly situated executives or, if such coverage is not feasible or available, JCC shall pay to or for the benefit of the Leased Executive the amount of any premium necessary to maintain the Leased Executive's coverage under the group medical plan maintained by HOC, whether pursuant to the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA") or otherwise. JCC shall provide such additional benefits as are customarily provided by JCC to its employees at grade level 29; provided however, that the Leased Executive acknowledges that the amounts paid under Sections 6.3 and 6.4 of this Agreement shall be in lieu of, and not in addition to, any severance pay and annual bonus payable by JCC to such employees.

         6.6 In the event that the JCC Compensation Committee does not approve the compensation package described in Sections 6.2 through 6.5 hereof, Leased Executive shall have the option to negotiate a new compensation package or to terminate his services. If such negotiations become necessary, Leased Executive and JCC shall negotiate in good faith to agree upon a compensation package which is (i) as close as possible to that described in Sections 6.2 through 6.5 above and (ii) acceptable to the JCC Compensation Committee.



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         Section 7. Further Employment.

         Any employment of Leased Executive by JCC beyond the term specified in Sections 6.1(i) or 6.1(ii) shall be for such term and on such terms and conditions as may be agreed to by the parties as a written amendment to this Agreement, in accordance with Section 5 hereof.

         THIS AGREEMENT was executed in multiple counterparts, each of which shall be deemed an original as of the dates set forth below.


THOMAS M. MORGAN                            JAZZ CASINO COMPANY, L.L.C.

/s/ Thomas M. Morgan
---------------------------------------
                                            By: /s/ Fredrick W. Burford
                                               ---------------------------------
                                               FREDERICK W. BURFORD
                                                     President

 Date:   12/15/99                           Date:
       --------------------------------          -------------------------------




JCC Holding Company executes this document solely for the purpose of acknowledging that Thomas M. Morgan, during the term of this Agreement and any period that he serves as an officer of JCC pursuant to the provisions of Section 6 hereof, has served, is serving and will serve as an offer of JCC at the specific request of JCC Holding Company and is entitled to the benefit of the indemnification provided by Article VI of the Restated Certificate of Incorporation of JCC Holding Company, a copy of which is attached hereto as Attachment "A" and incorporated herein by reference.



JCC HOLDING COMPANY


By:      /s/ Frederick W. Burford
   ---------------------------------------------
         FREDERICK W. BURFORD
         President

Date:
     -------------------------------------------


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                                 ATTACHMENT "A"

                      RESTATED CERTIFICATE OF INCORPORATION
                             OF JCC HOLDING COMPANY


                                   ARTICLE VI.


         Section 6.1 Subject to Section 6.3, the Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he (a) is or was a director or officer of the Corporation, or (b) is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may, in the discretion of the Board of Directors (but subject to the determinations required by Section 6.3), indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he (a) is or was an employee or agent of the Corporation, or (b) is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful; provided, however, that the Corporation shall not be obligated to indemnify any such person who is a party to an action, suit or proceeding by reason of the fact that such person is a plaintiff with respect to such action, suit or proceeding. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal action or proceeding, had reasonable cause to believe his conduct was unlawful.

         Section 6.2 Subject to Section 6.3, the Corporation (i) shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he (a) is or was a director or officer of the Corporation, or (b) is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise, and (ii) may, in the discretion of the Board of Directors (but subject to the determinations required by Section 6.3), indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he (a) is or was an employee or agent of the Corporation, or (b) is or was serving at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.





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         Section 6.3 Any indemnification under this Article VI (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.1 or Section 6.2, as the case may be. Such determination shall be made (i) by the majority vote of the directors who were not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by outside legal counsel in a written opinion, or (iv) by the stockholders. To the extent, however, that a present or former director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described in Section 6.1 or Section 6.2, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith, without the necessity of authorization in the specific case.

         Section 6.4 For purposes of any determination under Section 6.3, a person shall be deemed to have acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Corporation, and, with respect to any criminal action or proceeding, to have had no reasonable cause to believe his conduct was unlawful, if his action is based on the records or books of account of the Corporation or another enterprise, or on information supplied to him by the officers of the Corporation or another enterprise in the course of their duties, or on the advice of legal counsel for the Corporation or another enterprise or on information or records given or reports made to the Corporation or another enterprise by an independent certified public accountant or by an appraiser or other expert selected with reasonable care by the Corporation or another enterprise. The term "another enterprise" as used in this
Section 6.4 shall mean any other corporation or any partnership, joint venture, limited liability company, trust or other enterprise of which such person is or was serving at the request of the Corporation as a director, officer, employee or agent. The provisions of this Section 6.4 shall not be deemed to be exclusive or to limit in any way the circumstances in which a person may be deemed to have met the applicable standard of conduct set forth in Section 6.1 or 6.2, as the case may be.

         Section 6.5 Notwithstanding any contrary determination in the specific case under Section 6.3, and notwithstanding the absence of any determination thereunder, any director or officer may apply to any court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 6.1 and 6.2. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because he has met the applicable standards of conduct set forth in Sections 6.1 or 6.2, as the case may be. Notice of any application for indemnification pursuant to this Section 6.5 shall be given to the Corporation promptly upon the filing of such application.

         Section 6.6 (a) The right to indemnification under this Article VI shall be a contract right and shall include the right to have the Corporation pay the expenses incurred in defending or investigating a threatened or pending action, suit or proceeding in advance of the final disposition of such action, suit or proceeding within 20 calendar days after receipt by the Corporation of a statement or statements from the claimant requesting such advances from time to time; provided, however, that, if and to the extent that the DGCL requires, the payment of such expenses incurred by a director, officer, employee or agent in such person's capacity as a director or officer in advance of the final disposition of a proceeding, shall be made only upon delivery to the Corporation of an undertaking, by or on behalf of such director, officer, employee or agent, to repay all amounts so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified under this Section 6.6 or otherwise.




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                  (b) If a claim under paragraph (a) of this Section is not paid in full by the Corporation within 30 calendar days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and, if successful in whole or in part, the claimant shall also be entitled to be paid the expense of prosecuting such claim. It shall be a defense to any such action (other than an action brought to enforce a claim for expenses incurred in defending any proceeding in advance of its final disposition where the required undertaking, if any is required, has been tendered to the Corporation) that the claimant has not met the standard of conduct which makes it permissible under the DGCL for the Corporation to indemnify the claimant for the amount claimed, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because the claimant has met the applicable standard of conduct set forth in the DGCL, nor an actual determination by the Corporation (including its Board of Directors, independent legal counsel, or its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

         Section 6.7 The indemnification and advancement of expenses provided by this Article VI shall not be deemed exclusive of any other rights to which any person seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of, the persons indemnified in accordance with Sections 6.1 and 6.2 shall be made to the fullest extent permitted by law. The provisions of this Article VI shall not be deemed to preclude the indemnification of, and advancement of expenses to, any person who is not specified in Sections 6.1 or 6.2 but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise. The indemnification provided by this Article VI shall continue as to a person who has ceased to be a director, officer, employee or agent of the Corporation and shall inure to the benefit of the heirs, executors and administrators of such person.

         Section 6.8 The Corporation shall purchase and maintain insurance on behalf of every person who is or was a director or an officer on or prior to the Transition Date, and the Corporation may purchase and maintain insurance on behalf of any person who is or was a director or an officer after the Transition Date, or any person who at any time is or was an officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power or the obligation to indemnify him against such liability under the provisions of this Article VI.

         Section 6.9 For purposes of this Article VI, reference to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under the provisions of this Article VI with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation if its separate existence had continued.




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         Section 6.10 No director of this Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. If the DGCL is hereafter amended to authorize corporate action further limiting or eliminating the personal liability of directors, then the liability of each director of the Corporation shall be limited or eliminated to the fullest extent permitted by the DGCL as so amended from time to time.




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